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Exhibit 3.3

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
UNIVISION COMMUNICATIONS INC.

        UNIVISION COMMUNICATIONS INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

        DOES HEREBY CERTIFY:

        FIRST: That the Board of Directors of said corporation adopted a resolution proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation of said corporation:

        RESOLVED, that Article FOURTH of the Restated Certificate of Incorporation be hereby amended to read in its entirety as follows:

          "The Corporation shall have the authority to issue 1,040,000,000 shares of Common Stock, par value $.01 per share, divided into the following classes:

    (i)
    800,000,000 shares of Class A Common Stock (the "Class A Common Stock");

    (ii)
    96,000,000 shares of Class P Common Stock (the "Class P Common Stock");

    (iii)
    48,000,000 shares of Class T Common Stock (the "Class T Common Stock"); and

    (iv)
    96,000,000 shares of Class V Common Stock (the "Class V Common Stock" and together with the Class A Common Stock, the Class P Common Stock and the Class T Common Stock, the "Common Stock").

          The Corporation shall also have the authority to issue 10,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

  I.
  Common Stock

          Except as otherwise provided by law or by the Restated Certificate of Incorporation, each of the shares of the Common Stock shall be identical in all respects, including with respect to dividends and upon liquidation.

          (i)    Stock Dividends; Stock Splits.

            (a)  A dividend of Common Stock on any share of Common Stock shall be declared and paid only in an equal per share amount on the then outstanding shares of each class of Common Stock and only in shares of the same class of Common Stock as the shares on which the dividend is being declared and paid. For example, if and when a dividend of Class A Common Stock is declared and paid to the then outstanding shares of Common Stock: (1) the dividend of Class A Common Stock shall be paid solely to the outstanding shares of Class A Common Stock; and (2) a dividend of Class P Common Stock, Class T Common Stock, and Class V Common Stock shall similarly be declared and paid in an equal per share amount solely to the then outstanding shares of Class P Common Stock, Class T Common Stock, and Class V Common Stock, respectively.

            (b)  If the Corporation shall in any manner subdivide or combine, or make a rights offering with respect to, the outstanding shares of Class A Common Stock, Class P Common Stock, Class T Common Stock, or Class V Common Stock, the outstanding shares of the other classes of Common Stock shall be proportionally subdivided or combined, or a rights offering shall be made, in the same manner and on the same basis as the outstanding shares of Class A Common Stock, Class P Common Stock, Class T Common Stock, or Class V

    Common Stock, as the case may be, that have been subdivided or combined or made subject to a rights offering.

          (ii)    Voting Rights.

            (a)  The holders of the Class A Common Stock, the Class T Common Stock, and the Class V Common Stock shall have one (1) vote for each share held, whereas, the holders of the Class P Common Stock shall have ten (10) votes for each share held; provided, however, that during any time period that A. Jerrold Perenchio is Incapacitated, the Class P Common Stock shall only have one (1) vote per share.

            (b)  Members of the Board of Directors of the Corporation shall be elected as set forth in Section III of this Article FOURTH.

            (c)  Article III, Section 2 and Article III, Section 12 of the Bylaws shall not be amended by action of the stockholders without (i) unless a Class T Voting Conversion has occurred, the approval of holders of a majority of the outstanding Class T Common Stock (voting as a separate class) and (ii) unless a Class V Voting Conversion has occurred, the approval of holders of a majority of the outstanding Class V Common Stock (voting as a separate class).

          (iii)    Conversion Rights.

            (a)    Voluntary Conversion.    Each share of Class P Common Stock, Class T Common Stock, and Class V Common Stock shall be convertible into one fully paid and non-assessable share of Class A Common Stock at any time at the option of the holder thereof.

            (b)    Automatic Conversion.    Each share of Class P Common Stock, Class T Common Stock, and Class V Common Stock shall convert automatically into one fully paid and non-assessable share of Class A Common Stock upon its Transfer (as defined below) to any party other than a Permitted Transferee (as defined below) of the holder thereof. Each share of Class P Common Stock shall convert automatically into one fully paid and non-assessable share of Class A Common Stock upon the death of A. Jerrold Perenchio or when the Class P Holders (as defined below) own less than the Required Amount (as defined below).

            (c)    Unconverted Shares.    If less than all of the shares of Class P Common Stock, Class T Common Stock, or Class V Common Stock are converted under subparagraph (a) or (b) above, and such shares are evidenced by a certificate surrendered to the Corporation in accordance with procedures as the Board of Directors may determine, representing shares in excess of the shares being converted, the Corporation shall execute and deliver to or upon the written order of the holder of such certificate, without charge to the holder, a new certificate evidencing the number of shares of Class P Common Stock, Class T Common Stock, or Class V Common Stock, as the case may be, not converted.

            (d)    Reservation.    The Corporation hereby reserves and shall at all times reserve and keep available, out of its authorized and unissued shares of Class A Common Stock, to effect conversions, such number of duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class P Common Stock, Class T Common Stock, and Class V Common Stock. The Corporation covenants that all of the shares of Class A Common Stock so issuable shall, when so issued, be duly and validly issued, fully paid, and non-assessable, and free from liens and charges with respect to the issue. The Corporation will take all such action as may be necessary to assure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or regulation.

          (iv)    Elimination of Class Rights.

            (a)    Class T Common Stock.    Upon the occurrence of a Class T Voting Election (as defined below), the rights of the Class T Holders to vote as a separate class with respect to any matter (except as required by law) shall cease and be eliminated. The "Class T Voting Election" shall be conclusively deemed to have occurred upon receipt by the secretary of the Corporation of a written consent signed by the record holders of a majority of the outstanding shares of Class T Common Stock electing to eliminate the voting rights of the Class T Common Stock as provided in the preceding sentence and such election shall be irrevocable. Additionally, if at any time the Class T Holders own (or would own upon exercise of any warrants to purchase Class T Common Stock) less than the Class T Required Amount (a "Class T Voting Event", and together with a Class T Voting Election, a "Class T Voting Conversion"), the rights of the Class T Holders to vote as a separate class with respect to any matter (except as required by law) shall cease and be eliminated. From and after a Class T Voting Conversion, the Class T Holders shall vote together as a class with the holders of the Class A Common Stock and the Class P Common Stock (and, if a Class V Voting Conversion has occurred, the Class V Holders), except as required by law.

            (b)    Class V Common Stock.    Upon the occurrence of a Class V Voting Election (as defined below), the rights of the Class V Holders to vote as a separate class with respect to any matter (except as required by law) shall cease and be eliminated. The "Class V Voting Election" shall be conclusively deemed to have occurred upon receipt by the secretary of the Corporation of a written consent signed by the record holders of a majority of the outstanding shares of Class V Common Stock electing to eliminate the voting rights of the Class V Common Stock as provided in the preceding sentence and such election shall be irrevocable. Additionally, if at any time the Class V Holders own (or would own upon exercise of any warrants to purchase Class V Common Stock) less than the Class V Required Amount (a "Class V Voting Event", and together with a Class V Voting Election, a "Class V Voting Conversion"), the rights of the Class V Holders to vote as a separate class with respect to any matter (except as required by law) shall cease and be eliminated. From and after a Class V Voting Conversion, the Class V Holders shall vote together as a class with the holders of the Class A Common Stock and the Class P Common Stock (and, if a Class T Voting Conversion has occurred, the Class T Holders), except as required by law.

  II.
  Preferred Stock.

          The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Restated Certificate of Incorporation and the Bylaws, by resolution or resolutions of the Board of Directors, from time to time to provide for the issuance of the shares of the Preferred Stock in one or more series and to establish the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

          The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

    (i)
    The number of shares constituting that series and the distinctive designation of that series;

    (ii)
    The dividend rate, if any, on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

    (iii)
    Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

    (iv)
    Whether that series shall be subject to conversion or exchange, and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;

    (v)
    Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the type and amount of consideration per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

    (vi)
    Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

    (vii)
    The rights, if any, of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

    (viii)
    Any other relative rights, preferences and limitations, if any, of that series.

  III.
  Election of Directors

          The Directors of the Corporation shall be elected as follows:

    (i)
    The holders of the Class A Common Stock and the Class P Common Stock, voting together as a separate class, shall be entitled to elect a number of directors (and alternate directors) equal to the then authorized number of directors that constitutes the Entire Board, less the number of directors that the holders of the Class T Common Stock and the Class V Common Stock are entitled to elect pursuant to Sections III(ii) and (iii). The directors that the holders of the Class A Common Stock and the Class P Common Stock have the right to elect hereunder are referred to as the "Class A/P Director(s)" and the alternate directors that the holders of the Class A Common Stock and Class P Common Stock have the right to elect hereunder are referred to as the "Class A/P Alternate Director(s)." The holders of the Class A Common Stock and the Class P Common Stock, voting together as a separate class, shall also have the sole right to remove any Class A/P Director or Class A/P Alternate Director without cause. Any vacancy in the office of a Class A/P Director or Class A/P Alternate Director or any newly created Class A/P directorship or alternate directorship shall be filled solely by (x) the holders of the Class A Common Stock and the Class P Common Stock (and if a Class T Voting Conversion or a Class V Voting Conversion has occurred, the Class T Common Stock or Class V Common Stock, as the case may be), voting together as a separate class, or (y) a majority of the remaining Class A/P Directors or the sole remaining Class A/P Director.

    (ii)
    Unless a Class T Voting Conversion has occurred, the holders of the Class T Common Stock, voting as a separate class, shall be entitled to elect one (1) director and one (1) alternate director. The director that the holders of the Class T Common Stock have the right to elect hereunder is referred to as the "Class T Director," and the alternate director that the holders of the Class T Common Stock have the right to elect hereunder is referred to as the "Class T Alternate Director." Unless a Class T Voting Conversion has occurred, the holders of the Class T Common Stock, voting as a separate class, shall also have the sole right to remove any Class T Director or Class T Alternate Director without cause. Any vacancy in the office of a Class T Director or Class T Alternate Director shall be filled solely by (x) the holders of the Class T Common Stock, voting as a separate class, or (y) the Class T Director unless a Class T Voting Conversion has occurred. At such time as a Class T Voting Conversion has occurred, the Class T Director and Class T Alternate Director shall be redesignated as a Class A/P Director and a

      Class A/P Alternate Director, respectively, and the number of Class A/P Directors (and Class A/P Alternate Directors) shall be increased by one.

    (iii)
    Unless a Class V Voting Conversion has occurred, the holders of the Class V Common Stock, voting as a separate class, shall be entitled to elect one (1) director and one (1) alternate director. The director that the holders of the Class V Common Stock have the right to elect hereunder is referred to as the "Class V Director," and the alternate director that the holders of the Class V Common Stock have the right to elect hereunder is referred to as the "Class V Alternate Director." Unless a Class V Voting Conversion has occurred, the holders of the Class V Common Stock, voting as a separate class, shall also have the sole right to remove any Class V Director or Class V Alternate Director without cause. Any vacancy in the office of a Class V Director or Class V Alternate Director shall be filled solely by (x) the holders of the Class V Common Stock, voting as a separate class, or (y) the Class V Director unless a Class V Voting Conversion has occurred. At such time as a Class V Voting Conversion has occurred, the Class V Director and Class V Alternate Director shall be redesignated as a Class A/P Director and a Class A/P Alternate Director, respectively, and the number of Class A/P Directors (and Class A/P Alternate Directors) shall be increased by one.

  IV.
  Certain Definitions

          As used in this Restated Certificate of Incorporation, the following terms have the meanings indicated:

          "Affiliate" means any person or entity directly or indirectly controlling or controlled by or under direct or indirect common control with another Person.

          "Alien" shall have the meaning given to such term from time to time under the Communications Act.

          "Class P Holders" means (i) A. Jerrold Perenchio, and/or (ii) any Permitted Transferee of A. Jerrold Perenchio.

          "Class T Holders" means (i) Grupo Televisa, S.A., and/or (ii) any Permitted Transferee of Grupo Televisa, S.A.

          "Class V Holders" means (i) Gustavo A. Cisneros and Ricardo J. Cisneros (the "Cisneros Brothers") and/or (ii) any Permitted Transferee of the Cisneros Brothers.

          "Communications Act" means the Communications Act of 1934, and the rules, regulations, decisions and written policies of the Federal Communications Commission thereunder (as the same may be amended from time to time).

          "Entire Board" means that number of directors of the Corporation which would be in office if there are no vacancies on the Board of Directors and no unfilled newly created directorships.

          "Incapacitated" with respect to A. Jerrold Perenchio means that a conservator of the estate with respect to A. Jerrold Perenchio has been appointed under the provisions of Section 1800 et. seq. of the California Probate Code (or similar provision under the applicable law of the state where A. Jerrold Perenchio is then domiciled) and that such conservatorship has not been rescinded.

          "Participation Agreement" means that certain Participation Agreement entered into among A. Jerrold Perenchio, Grupo Televisa, Ricardo and Gustavo Cisneros and Venevision, dated as of October 2, 1996, as such agreement may be amended and modified or supplemented.

          "Permitted Transferee" means

    (i)
    any entity all of the equity (other than a de minimus amount and directors' qualifying shares) of which is directly or indirectly owned by the transferor and that is not an Affiliate of any other Person;

    (ii)
    in the case of a transferor who is an individual, (a) such transferor's spouse and lineal descendants, (b) subject to Article FOURTH, Section I(iii)(b) in the case of A. Jerrold Perenchio, such transferor's personal representatives and heirs, (c) any trustee of any trust created primarily for the benefit of any, some or all of such spouse and lineal descendants (but which may include beneficiaries which are charities) or of any revocable trust created by such transferor, (d) subject to Article FOURTH, Section I(iii)(b) in the case of A. Jerrold Perenchio, following the death of such transferor, all beneficiaries under either such trust, (e) the transferor, in the case of a transfer from any Permitted Transferee back to its transferor and (f) any entity all of the equity of which is directly or indirectly owned by any of the foregoing which is not an Affiliate of any Person other than the Person described in clauses (a)-(e) above; and

    (iii)
    (a) in the case of the Class P Common Stock, A. Jerrold Perenchio, (b) in the case of the Class T Common Stock, Grupo Televisa S.A. and its wholly-owned subsidiaries and (c) in the case of Class V Common Stock, the Cisneros Brothers. For the purposes of this definition, if an entity is directly or indirectly owned by either of the Cisneros Brothers, it shall be deemed owned by both of them.

          "Person" means an individual, a corporation, a partnership, an association, a limited liability company or a trust or other entity.

          "Required Amount" means,

    (i)
    in the case of the Class P Holders, a number of shares of Class P Common Stock equal to 30% of the Class P Base Amount. The "Class P Base Amount" shall be equal to 88,286,948 shares (as adjusted for the two-for-one stock split effected January 12, 1998 and the two-for-one stock split effected August 11, 2000) of Class P Common Stock, but shall be increased to give effect to stock dividends and stock splits and shall be decreased to give effect to reverse stock splits and repurchases by the Corporation of Class P Common Stock approved by the Board of Directors in accordance with the Bylaws;

    (ii)
    in the case of the Class T Holders, a number of shares of Class T Common Stock equal to 30% of the Class T Base Amount. The "Class T Base Amount" shall be equal to 45,260,276 shares (as adjusted for the two-for-one stock split effected January 12, 1998 and the two-for-one stock split effected August 11, 2000) of Class T Common Stock, but shall be increased to give effect to stock dividends and stock splits and shall be decreased to give effect to reverse stock splits and repurchases by the Corporation of Class T Common Stock and Warrants to purchase Class T Common Stock approved by the Board of Directors in accordance with the Bylaws; and

    (iii)
    in the case of the Class V Holders, a number of shares of Class V Common Stock equal to 30% of the Class V Base Amount. The "Class V Base Amount" shall be equal to 45,260,276 shares (as adjusted for the two-for-one stock split effected January 12, 1998 and the two-for-one stock split effected August 11, 2000) of Class V Common Stock, but shall be increased to give effect to stock dividends and stock splits and shall be decreased to give effect to reverse stock splits and repurchases by the Corporation of Class V Common Stock and Warrants to purchase Class V Common Stock approved by the Board of Directors in accordance with the Bylaws.

          "Transfer" means any direct or indirect sale, pledge, hypothecation, delegation or other transfer, whether voluntary or involuntary and whether by merger or other operation of law, other than a bona fide pledge of shares to secure financing; provided that a foreclosure on such pledged shares shall constitute a Transfer. An indirect Transfer includes, without limitation, the transfer of a direct or indirect interest in an owner of Common Stock but shall exclude (x) transfers of interests in Grupo Televisa, S.A., or any other entity whose common equity is publicly traded and whose business does not primarily consist of ownership of Common Stock; and (y) a transfer to any purchaser of all of the television media business of the Cisneros Brothers which includes the Class V Common Stock and Warrants to purchase Class V Common Stock; provided that such purchaser agrees to be bound by the terms of the Participation Agreement."

        SECOND: That the aforesaid amendment was duly adopted by the Corporation's Board of Directors and stockholders in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by C. Douglas Kranwinkle, its Executive Vice President, this 28 day of February, 2003.

UNIVISION COMMUNICATIONS INC.
By:	/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle
Its:	Executive Vice President

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CERTIFICATE OF AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION OF UNIVISION COMMUNICATIONS INC.